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                                                                    EXHIBIT 10.2

                                CLOSING AGREEMENT

      This Closing Agreement (the "Closing Agreement") is made and entered into on May 3, 2004 by and among Darwin Group, Inc., a Delaware corporation ("Darwin Group"), Aegis Holding Inc., a Delaware corporation ("Seller"), and Associated Electric & Gas Insurance Services Limited, a mutual insurance company organized under the laws of Bermuda and the sole stockholder of Seller ("Parent").

                              W I T N E S S E T H :

      WHEREAS, Alleghany Insurance Holdings LLC, a Delaware limited liability company ("AIHL"), Seller and Parent entered into that certain Stock Purchase Agreement dated as of January 30, 2004 and amended by letter agreement dated as of April 28, 2004 (as so amended, the "Stock Purchase Agreement"), pursuant to which Seller agreed to sell, and AIHL agreed to purchase, all of the outstanding shares of common stock, par value $1.00 per share, of U.S. Aegis Energy Insurance Company, a stock insurance company organized under the laws of Delaware (the "Company"); and

      WHEREAS, pursuant to the Assignment and Assumption Agreement dated as of April 29, 2004 (the "Assignment Agreement"), AIHL assigned to Darwin Group, a wholly owned subsidiary of AIHL, and Darwin Group assumed from AIHL, all of AIHL's rights and obligations under the Stock Purchase Agreement; and

      WHEREAS, Darwin Group, Seller and Parent (collectively, the "parties") desire to confirm their mutual understanding and agreement with respect to certain matters in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement;

      NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements contained herein, intending to be bound legally hereby, the parties hereto agree as follows:

      1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

      2. Closing. The Closing shall take place on May 3, 2004 and shall be given effect as of 12:01 a.m. on May 1, 2004.

      3. The Closing Date Balance Sheet. The Closing Date Balance Sheet shall be dated as of April 30, 2004.

      4. Flow of Funds. Darwin Group and Seller agree that the Closing Date Shareholder's Equity, as determined in accordance with Section 5.5 of the Stock Purchase Agreement, is $17,085,765 and that the Purchase Price, as determined in accordance with Section 2.2 of the Stock Purchase Agreement, is $20,385,765. At the Closing, Darwin Group will pay to Seller by wire transfer the amount of $20,335,765, representing payment of the Purchase Price less offset of $50,000 owed by Seller to

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Darwin Group in connection with the finder's fee referenced in Section 5.15 of the Stock Purchase Agreement.

      5. Third Party Reinsurance Endorsements. Seller shall obtain, no later than 60 days after Closing, endorsements or amendments to the Surety Quota Share Reinsurance Agreement effective as of September 1, 1998, eliminating the Company as a reinsured entity thereunder. AIHL and Darwin Group will fully cooperate with the Seller, to the extent such cooperation is reasonably requested by Seller, in obtaining such endorsements and/or amendments.

      6. New Mexico License. Seller and Parent will fully cooperate with the Company and with Darwin Group, to the extent such cooperation is reasonably requested by the Company or by Darwin Group, in obtaining renewal of the Company's license to transact and issue policies of Property, Marine and Transportation and Casualty and Surety in the State of New Mexico.

      7. Certain Tax Matters. The parties intend that (i) Seller and Parent shall be liable and responsible for all Taxes of the Company (other than United States federal income Taxes) attributable to all Tax periods (or portions thereof) ending on or before April 30, 2004, and for all the United States federal income Taxes attributable to the taxable income of the Company for all Tax periods ending on or prior to May 3, 2004; and (ii) Purchaser shall be liable and responsible for all Taxes (other than United States federal income Taxes) of the Company attributable to all Tax periods (or portions thereof) beginning after April 30, 2004, and for the United States federal income Taxes attributable to the taxable income of the Company for all taxable periods beginning after May 3, 2004. To effectuate the foregoing, the following provisions of the Stock Purchase Agreement shall be modified as follows:

            (a) The term "Post-Closing Tax Period" in Section 5.3(g) of the Stock Purchase Agreement shall be interpreted consistently with the term "Post-Closing Period" (taking into account the interpretation of such term called for pursuant to Section 4(c) of this Closing Agreement, below);

            (b) Except as otherwise specifically provided herein, references in the Stock Purchase Agreement to the "Closing" or the "Closing Date" for both United States federal income Tax purposes and all other Tax purposes shall mean May 3, 2004;

            (c) For purposes of Sections 3.7(b)(viii), 5.3(d), 5.3(f), 5.3(g), 5.3(i), and 5.4(a) of the Stock Purchase Agreement, when applying the terms "Closing" or "Closing Date," including as those terms are used in the definitions of "Pre-Closing Period," "Post-Closing Period," and "Straddle Period," (1) with respect to all Taxes other than United States federal income Taxes, the term "Closing" or "Closing Date" shall mean April 30, 2004, and (2) with respect to United States federal income Taxes, the term "Closing" or "Closing Date" shall mean May 3, 2004.

      8. Representations. Seller and Parent hereby represent and warrant to Darwin Group that (i) all actions contemplated by the Stock Purchase Agreement to have

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taken place on or prior to the Closing Date were taken on or before April 30,
2004, other than satisfaction of closing conditions relating to any agreements or other documents that were delivered in connection with the Closing on the Closing Date, and (ii) during the period from May 1, 2004 through May 3, 2004, the Company (x) has not made any payments and (y) has not taken any actions outside of the ordinary course of business.

      9.    Miscellaneous.

            (a) Amendments. This Closing Agreement may be amended or modified, and the terms hereof may be waived, only by a writing signed by all parties hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

            (b) Assignment; Binding Effect. This Closing Agreement may not be assigned or delegated, in whole or in part, by any party hereto without the prior written consent of all other parties hereto. This Closing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (c) Governing Law. This Closing Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles regarding the choice of law.

            (d) Reference to and Effect on the Stock Purchase Agreement. Upon the effectiveness of this Closing Agreement, each reference in the Stock Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Stock Purchase Agreement giving effect to the modifications and amendments set forth in this Closing Agreement.

            (e) Counterparts. This Closing Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

                                      DARWIN GROUP, INC.

                                      By: /s/ John L. Sennott, Jr.
                                          --------------------------------------
                                      Name: John L. Sennott, Jr.
                                      Title: Senior Vice President and
                                             Chief Financial Officer

                                      AEGIS HOLDING INC.

                                      By: /s/ Mary Ellen Lenahan
                                          --------------------------------------
                                      Name: Mary Ellen Lenahan
                                      Title: Secretary

                                      ASSOCIATED ELECTRIC & GAS
                                      INSURANCE SERVICES LIMITED

                                      By: /s/ Mary Ellen Lenahan
                                          --------------------------------------
                                      Name: Mary Ellen Lenahan
                                      Title: Assistant Secretary

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